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                                                                    EXHIBIT 23.2

                       CONSENT OF PIPER & MARBURY L.L.P.

The Stockholders and Board of Directors
American Communications Services, Inc.:

     We consent to the reference to our firm under the heading "Legal Matters" in the Prospectus.

                                          /s/  PIPER & MARBURY L.L.P.

                                          Piper & Marbury L.L.P.

January 30, 1997